EXHIBIT 16

                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                      BAILARD, BIEHL & KAISER DIVERSA FUND

                              TOTAL RETURN FORMULA


                               n
                         P(1+T)   = ERV


Where:            P        =        a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable  value of  a hypothetical
                                    $1,000 payment made at the beginning of the 1-, 5- or 10-year periods at the end of the 1-, 5- or 10-year periods (or fractional portion thereof)


For the 1-year period ended September 30, 1997:
                           1
                $1,000(1+T)   = $1,100.90 or an annual compounded rate of 10.09%

For the 5-year period ended September 30, 1997:
                            5
                $1,000 (1+T) = $1,519.66 or an average annual compounded rate of 8.73%

For the 10-year period ended September 30, 1997:
                          10
                $1,000(1+T)   = $1,879.06 or an average  annual compounded  rate
                of 7.26%